UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 14, 2013
Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
1800 West Pasewalk Avenue, Suite 200
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On November 14, 2013, Supertel Hospitality, Inc. issued a press release on its earnings for the quarter ended September 30, 2013.  The press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Press Release dated November 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: November 14, 2013	By: /s/ Corrine L. Scarpello
Name: Corrine L. Scarpello
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated November 14, 2013.

For Immediate Release
Contact:
Ms. Krista Arkfeld
Director of Corporate Communications
karkfeld@supertelinc.com

Supertel Hospitality Reports 2013 Third Quarter Results

NORFOLK, NE., November 14, 2013 – Supertel Hospitality, Inc. (NASDAQ: SPPR), a real estate investment trust (REIT), today announced its results for the third quarter ended September 30, 2013.

2013 Third Quarter Key Events

•	Reported net earnings available to common shareholders of $0.30 per basic share, compared to a loss of $(1.08) per basic share for the 2012 third quarter.

•
Experienced a 3.6 percent decline in revenues from continuing operations to $17.9 million and a 3.7 percent decline in same store revenue per available room (RevPAR) due primarily to disruption caused by franchise flag changes at four hotels. Excluding the four reflagged hotels, RevPAR declined 0.5 percent over the prior year’s third quarter.

•	Sold five non-core hotels in the third quarter with gross proceeds of $7.3 million.

•	Implemented a one-for-eight reverse split of the company’s common stock.

•	Strengthened management with the hiring of Jeffrey Dougan as Senior Vice President and Chief Operating Officer.

•	James H. Friend elected Chairman of the Board of Directors.

Third Quarter Operating and Financial Results

Third quarter 2013 revenues from continuing operations declined 3.6 percent, to $17.9 million, compared to the like period a year-ago.

Net earnings available to common shareholders for the 2013 third quarter was $0.86 million, or $0.30 per basic share, and a net loss of $(1.3) million or $(0.13) per diluted share, compared to a net loss of $(3.1) million or $(1.08) per basic and diluted share, for the same 2012 period. The improvement was due to a change in the value of derivatives and smaller impairment losses on properties in discontinued operations versus the prior year, partially offset by $1.8 million of equity offering expenses and termination and acquisition expenses. The 2013 third quarter earnings include a non-cash, $2.7 million decrease in the fair market value of derivative liabilities, as well as an impairment charge of $0.3 million on properties which are held for sale. This compares to a non-cash, $1.2 million increase in the fair market value of derivative liabilities in the 2012 third quarter, as well as an impairment charge of $2.7 million on properties which are held for sale.

Funds from operations (FFO) was $2.5 million for the 2013 third quarter, compared to $1.3 million in the like 2012 period.  Adjusted funds from operations (AFFO), which is FFO adjusted to exclude gains and losses on derivative liabilities, acquisition expense and equity offering expense, in the 2013 third quarter was $1.6 million, compared to $2.6 million in the same 2012 period.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the 2013 third quarter was $4.7 million, compared to $1.6 million in the same year-ago period. Adjusted EBITDA, which is EBITDA before noncontrolling interest, net gain/loss on disposition of assets, impairment, preferred stock dividends, unrealized gain/loss on derivatives, acquisition expense and equity offering expense, declined to $4.6 million, compared to $5.9 million for the 2012 third quarter.

In the 2013 third quarter, the 57-hotel same-store continuing operations portfolio’s RevPAR declined 3.7 percent to $42.25, with a 0.3 percent improvement in ADR to $62.97 offset by a 4.0 percent occupancy decline to 67.1 percent, compared to the 2012 third quarter.  Excluding the four hotels reflagged in the 2013 first quarter, RevPAR declined 0.5 percent to $42.74, with a 1.3 percent improvement in ADR to $62.70, offset by a 1.7 percent decline in occupancy to 68.2 percent.

“Three factors negatively impacted operating results in the third quarter,” said Jeffrey Dougan, Supertel’s Senior Vice President and Chief Operating Officer. “The largest component was caused by the transition of four hotels to lower tier brands, which is somewhat similar to opening up a new hotel in terms of re-acquainting a market to the newly reflagged property, as well as the change in brand contribution with a new hotel to the brand family. Two hotels have adapted relatively well, with their RevPAR collectively down 4 percent. The other two continue to seek traction. These two hotels face the issue of their previous brand recently opening hotels in their immediate market, thus creating additional market saturation and a longer recovery phase.

“We also were impacted by the disruption caused by Federal government turmoil, both sequestration and the concerns caused by the shutdown of the government,” he said. “This protracted government uncertainty impacted October operating results and likely will continue for much if not all of the fourth quarter. The final element is that many of our markets are not experiencing occupancy growth. Year to date our occupancy is down, but we are collectively outperforming our competitive market sets. We continue to work closely with our hotel operators to focus on costs/margins and to stay closely attuned to the balance between room rate and occupancy.”

The South Atlantic region, which covers Florida, Georgia, Maryland, North Carolina, Virginia and West Virginia, experienced a 14.7 percent decline in RevPAR in the third quarter. The majority of the reduction was due to the transition of two reflagged hotels and a drop in occupancy in the markets surrounding Washington D.C. and Maryland, which rely heavily on government-related business.

Supertel’s third quarter results versus the industry:

(Includes Supertel’s 57 same store hotels.)

	Third Quarter 2013 vs Third Quarter 2012
	Occupancy %			ADR ($)			RevPAR ($)
	2013	2012	Var.	2013	2012	Var.	2013	2012	Var.
Industry – Total US	67.9%	67.0%	1.4%	111.88	107.57	4.0%	75.97	72.02	5.5%
Supertel – Same Store 57 hotels	67.1%	69.9%	-4.0%	62.97	62.79	0.3%	42.25	43.89	-3.7%

Chain Scale (1)
Industry – Upscale	75.2%	74.5%	0.9%	122.75	117.70	4.3%	92.27	87.65	5.3%
Supertel – Upscale 1 hotel	66.6%	76.6%	-13.1%	121.36	123.43	-1.7%	80.77	94.53	-14.6%

Industry – Upper Midscale	70.1%	69.3%	1.2%	104.29	101.30	3.0%	73.11	70.17	4.2%
Supertel – Upper Midscale 19 hotels	68.9%	71.8%	-4.0%	74.88	74.35	0.7%	51.60	53.35	-3.3%

Industry – Midscale	62.1%	61.3%	1.4%	80.21	78.50	2.2%	49.81	48.09	3.6%
Supertel – Midscale 3 hotels	54.7%	61.8%	-11.5%	71.22	68.59	3.8%	38.96	42.39	-8.1%

Industry – Economy	61.1%	60.3%	1.3%	57.83	55.88	3.5%	35.33	33.70	4.9%
Supertel – Economy 34 hotels	67.1%	69.3%	-3.2%	54.56	54.30	0.5%	36.58	37.63	-2.8%

Industry Source: STR Quarterly Review

(1)
Supertel’s chain scale classifications are as follows: Upscale hotel brand in the company’s portfolio consist of the Hilton Garden Inn; Upper midscale hotel brands in the company’s portfolio include Comfort Inns, Comfort Suites, and Clarion; Midscale brands include Quality Inn and Baymont Inn; and Economy brands include Days Inn, Super 8, Rodeway Inn, Supertel Inn and Key West Inns.

Property operating income (POI), an important operating measurement, is the revenue from room rentals and other hotel services less hotel and property operating expenses.  For the 2013 third quarter, POI from continuing operations declined 11.3 percent to $4.7 million, compared to $5.4 million for the same period a year earlier.

See attached chart Property Operating Income (POI) as a percentage of revenue, Third Quarter 2013 versus Third Quarter 2012.

POI % Third Quarter 2013 v. Third Quarter 2012
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
26.6%
28.9%
19.9%
16.2%
25.4%
24.9%
Continuing Operations
Discontinued Operations
Total
POI (2013)
POI (2012)

Disposition Program

The company sold five hotels for gross proceeds of $7.3 million in the 2013 third quarter:

•	The 117-room Masters Inn in Tampa, FL sold on July 11, 2013.

•	The 51-room Quality Inn in Minocqua WI sold on July 18, 2013.

•	The 69-room Comfort Suites in Louisville, KY sold on August 22, 2013.

•	The 63-room Sleep Inn in Louisville, KY, sold on August 22, 2013.

•	The 77-room Super 8 in Jefferson City, MO sold on September 12, 2013.

Proceeds from the third quarter sales were used primarily to improve the company’s balance sheet by reducing debt and lowering debt service.  Supertel currently has 14 hotels listed as held-for-sale, four of which are under contract for sale.

Capital Reinvestment

The company invested $1.7 million in property improvements in the 2013 third quarter and $5.4 million in the past nine months. Third quarter improvements include room renovations at the Quality Inn in Sheboygan, WI; Sleep Inn in Omaha, NE; and Super 8 in Pittsburg, KS; exterior renovations at the Comfort Inn in Alexandria, VA; and a complete renovation at the Comfort Inn in Rocky Mount, VA.

Balance Sheet

During the 2013 third quarter, the company paid down its debt by $7.0 million from the proceeds of the sale of five non-core hotels.  “We have reduced our overall debt by 11.4 percent from $132.8 million to $117.6 million in the past nine months,” said Connie Scarpello, Supertel’s Senior Vice President and Chief Financial Officer.  “The average term is 3.3 years, with no maturities coming due until 2014.”

On August 14, 2013, the company effected a one-for-eight reverse split of the company’s common stock. In mid-September, the company commenced a follow-on stock offering of 16.7 million common shares, but subsequently withdrew the offering due to market conditions and pricing expectations.

“We were disappointed to have to withdraw the offering due to market conditions,” said Kelly Walters, Supertel’s President and Chief Executive Officer. “Restoring earnings and building shareholder value are our primary focuses. We continue to explore, with our capital partners and financial advisers, a number of options to obtain the necessary funding to successfully execute our business strategy to transition to primarily upscale and upper midscale properties. We remain confident that, properly implemented, this strategy will build long-term value for our shareholders.”

Dividends

The company did not declare a dividend on common stock in the 2013 third quarter.  Preferred dividends continued uninterrupted.  The board of directors will continue to monitor the dividend policy on an ongoing basis.

New Board Chairman

During the quarter, James H. Friend was elected as Supertel’s chairman of the board of directors. He replaces William C. Latham, who remains an active board member. “We thank Bill for his nearly four-year term as chairman and his role in developing our business plan,” Walters said.

Outlook 2013 and Beyond

“We are now at the stage in our transformation where we must identify capital partners to fuel our business plan into a growth stage and continue to recycle capital from the sale of our non-core assets. Our advisors are actively engaged in pursuing business partnerships to support our long-term repositioning strategy and overall rebranding of the enterprise. It will be another pivotal year in 2014 in the remaking of Supertel,” said Walters.

About Supertel Hospitality, Inc.

Supertel Hospitality, Inc. (NASDAQ: SPPR) is a self-administered real estate investment trust that specializes in the ownership of select-service hotels.  The company currently owns 71 hotels comprising 6,213 rooms in 21 states.  Supertel’s hotels are franchised by a number of the industry’s most well-regarded brand families including Hilton, Choice and Wyndham.  For more information or to make a hotel reservation, visit www.supertelinc.com.

Forward Looking Statement

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These risks are discussed in the Company’s filings with the Securities and Exchange Commission

SELECTED FINANCIAL DATA:
Supertel Hospitality, Inc.
Balance Sheet
As of September 30, 2013 and December 31, 2012

	As of
	September 30,	December 31,
	2013	2012
	(unaudited)

ASSETS
Investments in hotel properties	$216,883	$213,527
Less accumulated depreciation	74,051	70,027
	142,832	143,500

Cash and cash equivalents	334	891
Accounts receivable, net of allowance for
doubtful accounts of $118 and $201	3,123	2,070
Prepaid expenses and other assets	5,091	5,151
Deferred financing costs, net	2,158	2,644
Investment in hotel properties, held for sale, net	28,284	47,591
	$181,822	$201,847

LIABILITIES AND EQUITY
LIABILITIES
Accounts payable, accrued expenses and other liabilities	$10,939	$8,778
Derivative liabilities, at fair value	11,441	15,935
Debt related to hotel properties held for sale	24,414	39,461
Long-term debt	93,180	93,360
	139,974	157,534

Redeemable preferred stock
10% Series B, 800,000 shares authorized; $.01 par value,
332,500 shares outstanding, liquidation preference of $8,312	7,662	7,662

EQUITY
Shareholders' equity
Preferred stock, 40,000,000 shares authorized;
8% Series A, 2,500,000 shares authorized, $.01 par value, 803,270
shares outstanding, liquidation preference of $8,033	8	8
6.25% Series C, 3,000,000 shares authorized, $.01 par value, 3,000,000
shares outstanding, liquidation preference of $30,000	30	30
Common stock, $.01 par value, 200,000,000 shares authorized;
2,896,791 and 2,893,241 shares outstanding	29	29
Common stock warrants	0	252
Additional paid-in capital	135,281	134,994
Distributions in excess of retained earnings	(101,277)	(98,777)
Total shareholders' equity	34,071	36,536
Noncontrolling interest
Noncontrolling interest in consolidated partnership,
redemption value $80 and $99	115	115

Total equity	34,186	36,651

COMMITMENTS AND CONTINGENCIES
	$181,822	$201,847

Supertel Hospitality, Inc.
Results of Operations
For the three and nine months ended September 30, 2013 and 2012, respectively
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
REVENUES
Room rentals and other hotel services	$17,860	$18,528	$47,349	$48,543

EXPENSES
Hotel and property operations	13,113	13,178	36,660	35,549
Depreciation and amortization	1,749	1,801	5,271	5,216
General and administrative	946	943	2,986	2,957
Acquisition and termination expense	679	15	728	178
Equity offering expense	1,082	0	1,082	0
	17,569	15,937	46,727	43,900

EARNINGS BEFORE NET LOSS
ON DISPOSITIONS OF
ASSETS, OTHER INCOME, INTEREST EXPENSE
AND INCOME TAXES	291	2,591	622	4,643

Net gain (loss) on dispositions of assets	(9)	13	(46)	7
Other income (loss)	2,671	(1,138)	4,505	(1,478)
Interest expense	(1,512)	(1,430)	(4,531)	(4,388)
Loss on debt extinguishment	(161)	(1)	(369)	(51)
Impairment	0	0	0	(2,469)

EARNINGS (LOSS) FROM CONTINUING
OPERATIONS BEFORE INCOME TAXES	1,280	35	181	(3,736)

Income tax expense	0	318	0	353

EARNINGS (LOSS) FROM
CONTINUING OPERATIONS	1,280	(283)	181	(4,089)

Gain (loss) from discontinued operations, net of tax	419	(1,983)	(169)	293

NET EARNINGS (LOSS)	1,699	(2,266)	12	(3,796)

Earnings (loss) attributable to noncontrolling interest	(3)	1	0	(1)

NET EARNINGS (LOSS) ATTRIBUTABLE
TO CONTROLLING INTERESTS	1,696	(2,265)	12	(3,797)

Preferred stock dividends	(837)	(837)	(2,512)	(2,332)

NET EARNINGS (LOSS) ATTRIBUTABLE
TO COMMON SHAREHOLDERS	$859	$(3,102)	$(2,500)	$(6,129)

NET EARNINGS (LOSS) PER COMMON SHARE
- BASIC AND DILUTED
EPS from continuing operations - Basic	$0.15	$(0.39)	$(0.81)	$(2.22)
EPS from discontinued operations - Basic	$0.15	$(0.69)	$(0.06)	$0.10
EPS Basic	$0.30	$(1.08)	$(0.87)	$(2.12)
EPS Diluted	$(0.13)	$(1.08)	$(0.87)	$(2.12)

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited - In thousands, except per share data)

	Three months		Nine months
	ended September 30,		ended September 30,
	2013	2012	2013	2012
RECONCILIATION OF NET EARNINGS
(LOSS) TO FFO
Net earnings (loss) attributable
to common shareholders	$859	$(3,102)	$(2,500)	$(6,129)
Depreciation and amortization	1,749	2,256	5,551	6,652
Net gain on disposition of assets	(365)	(564)	(1,662)	(5,827)
Impairment	262	2,732	1,723	8,249
FFO available to common shareholders	$2,505	$1,322	$3,112	$2,945
Unrealized (gain) loss on derivatives	(2,674)	1,232	(4,494)	1,578
Acquisition and termination expense	679	15	728	178
Equity offering expense	1,082	0	1,082	0
Adjusted FFO	$1,592	$2,569	$428	$4,701

Weighted average number of shares outstanding for:
calculation of FFO per share - basic	2,891	2,885	2,889	2,885
calculation of FFO per share - diluted	10,392	10,386	10,391	9,421

FFO per share - basic	$0.87	$0.46	$1.08	$1.02
Adjusted FFO per share - basic	$0.55	$0.89	$0.15	$1.63
FFO per share - diluted	$0.29	$0.17	$0.43	$0.44
Adjusted FFO per share - diluted	$0.20	$0.29	$0.18	$0.63

FFO and Adjusted FFO (“AFFO”) are non-GAAP financial measures.  We consider FFO and AFFO to be market accepted measures of an equity REIT's operating performance, which are necessary, along with net earnings (loss), for an understanding of our operating results.  FFO, as defined under the National Association of Real Estate Investment Trusts (NAREIT) standards, consists of net income computed in accordance with GAAP, excluding gains (or losses) from sales of real estate assets, plus depreciation, amortization and impairment of real estate assets. We believe our method of calculating FFO complies with the NAREIT definition.  AFFO is FFO adjusted to exclude gains or losses on derivative liabilities, which are non-cash charges against income and which do not represent results from our core operations. AFFO also adds back acquisition costs and equity offering expense. FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties.  FFO and AFFO should not be considered as alternatives to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.  All REITs do not calculate FFO and AFFO in the same manner; therefore, our calculation may not be the same as the calculation of FFO and AFFO for similar REITs.

Diluted FFO per share and diluted Adjusted FFO per share are computed after adjusting the numerator and denominator of the basic computation for the effects of any dilutive potential common shares outstanding during the period. The Company’s outstanding stock options and certain warrants to purchase common stock would be antidilutive and are not included in the dilution computation.

We use FFO and AFFO as performance measures to facilitate a periodic evaluation of our operating results relative to those of our peers.  We consider FFO and AFFO to be useful additional measures of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, we believe that FFO and AFFO provide a meaningful indication of our performance.

EBITDA and Adjusted EBITDA
(Unaudited - In thousands)

	Three months		Nine months
	ended September 30,		ended September 30,
	2013	2012	2013	2012
RECONCILIATION OF NET
EARNINGS (LOSS) TO
ADJUSTED EBITDA
Net earnings (loss)
attributable to common shareholders	$859	$(3,102)	$(2,500)	$(6,129)
Interest expense,
including discontinued operations	1,963	2,371	6,291	7,495
Loss on debt extinguishment	165	1	1,056	104
Income tax expense (benefit),
including discontinued operations	0	83	0	(225)
Depreciation and amortization,
including discontinued operations	1,749	2,256	5,551	6,652
EBITDA	4,736	1,609	10,398	7,897
Noncontrolling interest	3	(1)	0	1
Net gain on disposition of assets	(365)	(564)	(1,662)	(5,827)
Impairment	262	2,732	1,723	8,249
Preferred stock dividend	837	837	2,512	2,332
Unrealized (gain) loss on derivatives	(2,674)	1,232	(4,494)	1,578
Acquisition and termination expense	679	15	728	178
Equity offering expense	1,082	0	1,082	0
ADJUSTED EBITDA	$4,560	$5,860	$10,287	$14,408

EBITDA and Adjusted EBITDA are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We calculate EBITDA and Adjusted EBITDA by adding back to net earnings (loss) available to common shareholders certain non-operating expenses and non-cash charges which are based on historical cost accounting and we believe may be of limited significance in evaluating current performance. We believe these adjustments can help eliminate the accounting effects of depreciation and amortization and financing decisions and facilitate comparisons of core operating profitability between periods, even though EBITDA and Adjusted EBITDA also do not represent an amount that accrues directly to common shareholders. In calculating Adjusted EBITDA, we add back noncontrolling interest, net (gain) loss on disposition of assets, impairment, preferred stock dividends, acquisition expenses, and equity offering expense which are cash charges. We also add back impairment and unrealized gain or loss on derivatives, which are non-cash charges.

EBITDA and Adjusted EBITDA do not represent cash generated from operating activities determined by GAAP and should not be considered as alternatives to net income, cash flow from operations or any other operating performance measure prescribed by GAAP. EBITDA and Adjusted EBITDA are not measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions. Neither do the measurements reflect cash expenditures for long-term assets and other items that have been and will be incurred. EBITDA and Adjusted EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of our operating performance. EBITDA and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

Property Operating Income (POI) – Continuing and Discontinued Operations

This presentation includes non-GAAP financial measures.  The company believes that the presentation of hotel property operating income (POI) is helpful to investors, and represents a more useful description of its core operations, as it better communicates the comparability of its hotels’ operating results.

Unaudited-in thousands	Three months		Nine months
except statistical data:	ended September 30,		ended September 30,
	2013	2012	2013	2012
Total Same Store Hotels:
Revenue per available room (RevPAR):	$42.25	$43.89	$36.65	$38.49
Average daily room rate (ADR):	$62.97	$62.79	$59.67	$59.12
Occupancy percentage:	67.1%	69.9%	61.4%	65.1%

Revenue from room rentals and
other hotel services consists of:
Room rental revenue	$17,316	$17,985	$45,802	$47,169
Telephone revenue	3	4	10	12
Other hotel service revenues	541	539	1,537	1,362
Total revenue from room rentals
and other hotel services	$17,860	$18,528	$47,349	$48,543

Hotel and property operations expense
Total hotel and property operations expense	$13,113	$13,178	$36,660	$35,549

Property Operating Income ("POI")
Total property operating income	$4,747	$5,350	$10,689	$12,994

POI as a percentage of revenue from
room rentals and other hotel services
Total POI as a percentage of revenue	26.6%	28.9%	22.6%	26.8%

Discontinued Operations

Room rentals and other hotel services
Total room rental and other hotel services	$3,822	$8,378	$14,914	$25,643

Hotel and property operations expense
Total hotel and property operations expense	$3,060	$7,019	$12,341	$21,372

Property Operating Income ("POI")
Total property operating income	$762	$1,359	$2,573	$4,271

POI as a percentage of revenue from
room rentals and other hotel services
Total POI as a percentage of revenue	19.9%	16.2%	17.3%	16.7%

(Unaudited -  In thousands, except statistical data)

	Three months		Nine months
	ended September 30,		ended September 30,
RECONCILIATION OF NET LOSS FROM	2013	2012	2013	2012
CONTINUING OPERATIONS TO POI
FROM CONTINUING OPERATIONS
Net earnings (loss)
from continuing operations	$1,280	$(283)	$181	$(4,089)
Depreciation and amortization	1,749	1,801	5,271	5,216
Net loss on disposition of assets	9	(13)	46	(7)
Other (income) expense	(2,671)	1,138	(4,505)	1,478
Interest expense	1,512	1,430	4,531	4,388
Loss on debt extinguishment	161	1	369	51
General and administrative expense	946	943	2,986	2,957
Acquisition and termination expense	679	15	728	178
Equity offering expense	1,082	0	1,082	0
Income tax expense	0	318	0	353
Impairment expense	0	0	0	2,469
POI - continuing operations	$4,747	$5,350	$10,689	$12,994

	Three months		Nine months
	ended September 30,		ended September 30,
	2013	2012	2013	2012
Gain (loss) from discontinued operations	$419	$(1,983)	$(169)	$293
Depreciation and amortization
from discontinued operations	0	455	280	1,436
Net gain on disposition of assets
from discontinued operations	(374)	(551)	(1,708)	(5,820)
Interest expense from discontinued operations	451	941	1,760	3,107
Loss on debt extinguishment	4	0	687	53
Impairment losses from discontinued operations	262	2,732	1,723	5,780
Income tax benefit from discontinued operations	0	(235)	0	(578)
POI - discontinued operations	$762	$1,359	$2,573	$4,271

	Three months		Nine months
	ended September 30,		ended September 30,
	2013	2012	2013	2012

POI--continuing operations	4,747	5,350	10,689	12,994
POI--discontinued operations	762	1,359	2,573	4,271
Total - POI	$5,509	$6,709	$13,262	$17,265

Total POI as a percentage of revenues	25.4%	24.9%	21.3%	23.3%

The comparisons of same store operations are for 57 hotels in continuing operations as of July 1, 2012 for the three months ended September 30, 2013. Same store operations for the nine months ended September 30, 2013 include 56 hotels in continuing operations as of January 1, 2012.

Supertel Hospitality, Inc.
Operating Statistics by Region
For three and nine months ended September 30, 2013 and 2012, respectively

(Unaudited -  except per share data)

	Three months ended September 30, 2013				Three months ended September 30, 2012
	Room				Room
Region	Count	RevPAR	Occupancy	ADR	Count	RevPAR	Occupancy	ADR
Mountain	214	$42.13	70.9%	$59.45	214	$46.72	82.4%	$56.68
West North Central	1,352	39.90	73.4%	54.35	1,352	38.72	71.9%	53.84
East North Central	923	50.15	71.8%	69.87	923	46.37	68.7%	67.46
Middle Atlantic	142	48.22	76.2%	63.31	142	48.58	77.7%	62.50
South Atlantic	1,171	42.72	58.6%	72.93	1,171	50.06	69.3%	72.26
East South Central	429	40.47	63.5%	63.70	429	45.44	68.2%	66.60
West South Central	225	21.16	51.6%	41.02	225	24.09	52.1%	46.25
Total Same Store	4,456	$42.25	67.1%	$62.97	4,456	$43.89	69.9%	$62.79

Total Continuing Operations	4,456	$42.25	67.1%	$62.97	4,456	$43.89	69.9%	$62.79

States included in the Regions
Mountain	Idaho and Montana
West North Central	Iowa, Kansas, Missouri, Nebraska and South Dakota
East North Central	Indiana and Wisconsin
Middle Atlantic	Pennsylvania
South Atlantic	Florida, Georgia, Maryland, North Carolina, Virginia and West Virginia
East South Central	Kentucky and Tennessee
West South Central	Arkansas and Louisiana

	Nine months ended September 30, 2013				Nine months ended September 30, 2012
	Room				Room
Region	Count	RevPAR	Occupancy	ADR	Count	RevPAR	Occupancy	ADR
Mountain	214	$35.21	65.7%	$53.60	214	$37.46	71.4%	$52.46
West North Central	1,352	34.13	64.9%	52.60	1,352	33.40	65.1%	51.29
East North Central	923	40.62	62.7%	64.78	923	38.34	60.8%	63.01
Middle Atlantic	142	43.25	70.5%	61.39	142	44.78	73.9%	60.64
South Atlantic	1,071	39.46	58.2%	67.80	1,071	45.64	69.3%	65.87
East South Central	429	35.73	56.5%	63.20	429	42.61	64.0%	66.61
West South Central	225	21.03	50.1%	41.95	225	24.67	53.1%	46.47
Total Same Store *	4,356	$36.65	61.4%	$59.67	4,356	$38.49	65.1%	$59.12

South Atlantic Acquisitions	100	$81.48	65.3%	$124.80	100	$94.10	75.8%	$124.16
Total Acquisitions	100	$81.48	65.3%	$124.80	100	$94.10	75.8%	$124.16

Total Continuing Operations	4,456	$37.65	61.5%	$61.22	4,456	$39.08	65.2%	$59.93

States included in the Regions
Mountain	Idaho and Montana
West North Central	Iowa, Kansas, Missouri, Nebraska and South Dakota
East North Central	Indiana and Wisconsin
Middle Atlantic	Pennsylvania
South Atlantic	Florida, Georgia, Maryland, North Carolina, Virginia and West Virginia
East South Central	Kentucky and Tennessee
West South Central	Arkansas and Louisiana

Operating Statistics by Chain Scale Classification

For three and nine months ended September 30, 2013 and 2012, respectively

The comparisons of same store operations are for 57 hotels in continuing operations as of July 1, 2012 for the three months ended September 30, 2013. Same store operations for the nine months ended September 30, 2013 include 56 hotels in continuing operations as of January 1, 2012.

(Unaudited - except per share data)

	Three months ended September 30, 2013			Three months ended September 30, 2012			Percent of Change
Same Store:	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR
Upscale	$80.77	66.6%	$121.36	$94.53	76.6%	$123.43	(14.6)%	(13.1)%	(1.7)%
Upper Midscale	51.60	68.9%	74.88	53.35	71.8%	74.35	(3.3)%	(4.0)%	0.7%
Midscale	38.96	54.7%	71.22	42.39	61.8%	68.59	(8.1)%	(11.5)%	3.8%
Economy	36.58	67.1%	54.56	37.63	69.3%	54.30	(2.8)%	(3.2)%	0.5%
Total	$42.25	67.1%	$62.97	$43.89	69.9%	$62.79	(3.7)%	(4.0)%	0.3%

	Nine months ended September 30, 2013			Nine months ended September 30, 2012			Percent of Change
Same Store:	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR
Upper Midscale	$45.48	62.9%	$72.32	$49.04	68.3%	$71.78	(7.3)%	(7.9)%	0.8%
Midscale	30.72	46.7%	65.74	33.19	51.3%	64.76	(7.4)%	(9.0)%	1.5%
Economy	32.78	61.7%	53.14	33.74	64.5%	52.34	(2.8)%	(4.3)%	1.5%
Total	$36.65	61.4%	$59.67	$38.49	65.1%	$59.12	(4.8)%	(5.7)%	0.9%